ESCROW AGREEMENT

AGREEMENT made this 2nd day of September 2008 by, and among US Farms, Inc. a Nevada corporation, 1635 Rosecrans Street, Suite C, San Diego, California (“Seller”); Imini Enterprises Corp. a Panamanian entity, formed under the laws of the Republic of Panama, Morgan y Morgan, 53rd Street, Urbanizacion Obarrio, Swiss Bank Tower, Panama City, Republic of Panama,(“Advisor”); and, Savoy Advisors LLC., a Florida limited liability company, 3584 Highway 31 South, #109 Pelham, AL 35124, (“Escrow Agent”).

PRELIMINARY STATEMENTS

WHEREAS, Seller desires to sell (the “Offering”) a maximum of up to $3,000,000 (USD) aggregate principal amount (the “Maximum Amount”) of its restricted common stock, par value $.001, which are being sold in denominations of $5,000 and integral multiples thereof, with a minimum investment of $5,000 (which minimum investment may be waived by the Seller), at a price of 70% discount to market. Market shall be determined to be the Bid Price (or Last Trade Price if there is no Bid Price quoted at the end of the business day (i.e. 4:00 o’clock P.M. Eastern Standard Time in New York City, New York, USA) prior to the trade date). The “trade date” shall be the date the Advisor actually accepts an order for the purchase of all or a portion of the Shares from an Investor. However such price, after taking into consideration the discount, shall not be less than $0.18 per share;

WHEREAS, THE Offering will terminate on December 31, 2008 (the “Termination Date”), or by the last day of up to two extensions of the Offering, each extension consisting of no more than 30 days (the “Final Termination Date”) if the Offering has been extended by Seller, subject to such earlier termination as set forth hereinbelow;

WHEREAS, the Seller and the Advisor desire to establish an escrow account (the “Escrow Account” with the Escrow Agent into which the Seller and Advisor shall instruct subscribers introduced to the Seller by Advisor (the “Subscribers”) to deposit checks and other instruments for the payment of money made payable to the order of “Savoy Advisors LLC, Escrow Agent, for US Farms, Inc.” and Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth;

WHEREAS, the Seller and Advisor warrant to the Escrow Agent that a copy of the Stock Purchase Agreement (the “Offering Documents”) attached hereto as Schedule A, has been or will be delivered to third parties, including potential Subscribers, that include the Escrow Agent’s name and duties; and

WHEREAS, the Seller, concurrent with the execution hereof, shall cause Two Million (2,000,000) shares of the Seller’s restricted common stock, par value $,001 to be deposited to the account of Escrow Agent to be held and disbursed in accordance with the terms and conditions as set forth herein, and in accordance with the Stock Purchase Agreement entered into by and between Seller and the purchaser of such integral denominations as subscribed by the purchaser thereof (the “Buyer”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Deposit of Stock Purchase Price.

1.1.

The Escrow Agent shall make available a non-interest-bearing bank account as described in Subparagraph 1.2 below (heretofore defined as the “Bank Account”). The purpose of the Bank Account is for (a) the deposit of the Purchase Price delivered to the Escrow Agent, (b) the holding of the amount of the Purchase Price collected through the banking system, and (c) the disbursement of collected funds, all as described herein. The Advisor and the Seller understand and approve that the Escrow Agent may utilize its wholly owned subsidiaries to provide the Bank Account. Escrow Agent will not use any other entities without prior written approval by the Seller and the Advisor.

1.2

The Seller and Advisor shall instruct Subscribers to deliver to Escrow Agent checks made payable to the order of “Savoy Advisors LLC, Escrow Agent, for US Farms, Inc.” or wire transfer to Capital Bank NA, One Church Street, Rockville, MD 20850, Swift #MANTUS33, ABA No. 055-003-340 for credit to Account No. 0110908211, in each case with the name, address, and identifying number (eg. Social security number, taxpayer identification number, passport number) of the individual or entity making payment. In the event any Subscriber’s address and/or identification number are not provided to Escrow Agent by the Subscriber, then the Advisor and/or the Seller agree to promptly provide Escrow Agent with such information in writing. The checks or wire shall be deposited into an interest bearing account at Capital Bank NA, One Church Street, Rockville, MD 20850, entitled “Savoy Advisors LLC, Escrow Agent for US Farms, Inc.” (the “Escrow Account”)

1.3

The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check, cash or wire, except during the Escrow Agent’s regular business hours.

1.4

Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “Escrow Funds”.

1.5

The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Advisor for return to the Subscriber and immediately (concurrent with the return of the check to the Advisor) adivse the Seller and the Advisor thereof.

2.

Deposit of Escrowed Shares and Related Instruments.

Upon the execution hereof, Seller shall deliver to the Escrow Agent certificates evidencing 2,000,000 shares of the purchased shares (“Escrowed Shares”).  Seller shall send additional shares to the Escrow Agent as needed to maintain an appropriate number of shares on deposit with the Escrow Agent to satisfy anticipated subscriptions and anticipated subscription prices, as subscriptions are filled and shares allocated. All Escrowed Shares shall be delivered by the Seller to the Escrow Agent free and clear of any lien or encumbrance (other than created hereby) and Seller agrees that it will not pledge, hypothecate or otherwise encumber any Escrowed Shares or grant any option or create any other right with respect thereto during the term hereof. Escrow Agent agrees to hold the Escrowed Shares in accordance with the terms and conditions of this Escrow Agreement. Seller acknowledges that the Escrowed shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and shall bear a legend to that effect.

3.

 Dividends and Other Distributions.

3.1

All cash dividends or other distributions declared by Seller on the Escrowed Shares (other than a distribution made in connection with a liquidation of Seller or a distribution of substantially all of the assets of Seller with respect to the Escrowed Shares) (a "Cash Dividend") and payable to the shareholders of Seller of record at any time after the date hereof, shall be payable to the record holder of the Escrowed Shares, and will not be deposited with Escrow Agent.

3.2

All dividends or distributions declared by Seller on the Escrowed Shares that are payable in stock or any instrument convertible into stock of Seller and payable to the shareholders of Seller of record at any time after the date hereof, shall be payable to the record holder of the Escrowed Shares, and will not be deposited with Escrow Agent.

3.3

If the Seller declares a stock split (which shall include any stock dividend of more than 20%) affecting the Escrowed Shares, the certificates or other instruments relating thereto shall be immediately deposited by Seller with the Escrow Agent as additional Escrowed Shares to be held and distributed by Escrow Agent in accordance with this Escrow Agreement and the Agreement.

3.4

Seller shall retain all right to vote the Escrowed Shares at any annual or special meeting of the shareholders of Seller unless and until such shares are disposed of pursuant to Section 5 hereof.

4.

Disbursement from the Bank Account. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

4.1

In the event that the Seller advises the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return any Escrow Funds which have not been previously disbursed, and paid by each Subscriber to said Subscriber without interest or offset; provided however, that in the event of a Termination, the Escrow Agent shall be entitled to any interest then earned on any Escrow Funds.

4.2

If prior to 3:00 P.M. Pacific time on the Termination Date, the Escrow Agent receives written notice signed by Seller, stating that the Termination Date has been extended for a period not to exceed thirty (30) days (the “First Extension Date”), then the Termination Date shall be so extended. If prior to 3:00 P.M. Pacific time on the First Extension Date, the Escrow Agent receives a second written notice, signed by Seller, stating that the First Extension Date has been extended for a second period not to exceed 15 days (the “Second Extension Date”), then the Offering shall be so extended.

4.3

Provided that the Escrow Agent does not receive the Termination Notice in accordance with paragraph 4.1disbursement of Escrow fund shall happen on a continuous basis as subscriptions are received by the Escrow Agent and it is anticipated that disbursements shall occur about every other week following the execution of this Agreement.

4.4

If the Termination Date, First Extension Date, Second Extension Date, Final Termination Date or any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Banking Day, then such date shall be the Banking Day that immediately preceding that date. A banking Day is any day other than a Saturday, Sunday or a day that a State Chartered bank, in the state of the Escrow Bank, is not legally obligated to be opened.

4.5

Upon disbursement of the last of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5.

Disposition of Escrowed Shares.

The Escrow Agent shall deliver the Escrowed Shares upon written notice from an officer of the Seller at each time that the disbursement of funds is to occur as stated in Article 4. The Escrowed Shares with the appropriate legend printed on the certificates (along with the Stock Power) shall be delivered to Buyer.

6.

Acceptance by Escrow Agent - General Rights and Duties of Escrow Agent.  The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, as follows:

6.1

Escrow Agent agrees to use its best efforts to ensure the security of the Escrowed Shares, and Escrow Agent agrees to perform its duties hereunder with the same degree of care exercised by Escrow Agent in connection with its own property.

6.2

The Escrow Agent is authorized to execute instructions and take other actions pursuant to this Agreement in accordance with its customary processing practices for similar customers and, in accordance with such practices the Escrow Agent may retain agents, including its own subsidiaries or affiliates, to perform certain of such functions.

6.3

 The Escrow Agent does not have any interest in the Escrow Assets deposited hereunder but is serving as escrow holder only and having only possession thereof. Escrow Agent acknowledges and agrees that the Escrow Shares may not be subject to any existing or hereafter filed and perfected security interests in any of the property of Escrow Agent held by any now or hereafter existing creditors of Escrow Agent.

6.4

In performing its duties hereunder, Escrow Agent shall be entitled to rely upon (i) the service, accuracy and authenticity of any order, judgment, certification, demand or judicial or administrative notice and (ii) any written notice or other document delivered to Escrow Agent in connection herewith believed by it to be genuine and correct and executed and delivered by the appropriate party. Escrow Agent may conclusively presume that the representative of any entity other than a natural person, which is a party hereto, has full power and authority to execute any such written notice or other document and to issue instructions to Escrow Agent on behalf of such party unless written notice to the contrary is delivered to Escrow Agent.

 6.4

Escrow Agent shall not be liable for any claim, loss or other damage resulting from (i) the performance of the respective obligations or breach of any covenant, representation, warranty or any other promise or obligation of the Agreement by any of the parties thereto and (ii) compliance by Escrow Agent with any legal process, subpoena, writs, orders, judgments and decree of any court whether issued with or without jurisdiction and whether or not consequently vacated, modified, set aside or reversed.

6.5

Seller and Advisor agree to indemnify and hold harmless Escrow Agent in its capacity as such from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, reasonable expenses (including those of its outside counsel) or disbursements of any kind whatsoever which may at any time be imposed upon, incurred by or asserted against Escrow Agent in its capacity as such in any way relating to or arising out of this Escrow Agreement, except to the extent resulting from the gross negligence or willful misconduct of Escrow Agent.

6.6

The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it, and the Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

6.7

Escrow Agent shall not be bound by any agreements among the Seller, Buyer or Advisor other than by this Escrow Agreement and any other escrow agreement to which Escrow Agent is a party with the Seller, Buyer and/or Advisor.

7.

Representations and Warranties.

The Seller and the Advisor hereby jointly and severally represent and warrant to the Escrow Agent that:

7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any line, claim or security interest in the Escrow Amounts or the fund or any part thereof.

7.2 No financing statement under the U.S. Uniform Commercial Code is on file in any jurisdiction claming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the fund or any part thereof.

7.3 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

7.4 The Shares are not sold to any person that is, or could be expected to be, a “U.S. Person” as such term is defined in Regulation S, promulgated under the Securities Act of 1933, as amended (“Regulation S”), and that Seller, Buyer and Advisor are in compliance with Regulation S, and that Seller and Advisor have provided any and all required notices and information to each purchaser of Shares.

8.

Fees and Expenses

8.1

Escrow Agent Fees. The Escrow Agent shall be entitled to an escrow fee of 5% of the Purchase Price of the Shares, (“Escrow Agent Fees”)payable concurrent with the disbursements made in accordance with subparagraph 4.3. In the event of a Termination as set forth in Paragraph 4.1, 4.2, or 9.2, Escrow Agent shall be entitled to Escrow Agent Fees, only in reference to disbursements made in accordance with subparagraph 4.3. from the Escrow Funds as described in Subparagraph 1.4. In addition, the Advisor agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees related to any Interpleader Action.

9.

Termination Date.

9.1 The initial Termination Date shall be on December 31, 2008, subject to such earlier termination as set forth in Subparagraph 4.1, or 4.2, or 9.2.

9.2 The Seller may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 48 hours from the date of such notice.

10.

Miscellaneous

10.1

Notices.

All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party at the addressed listed on the Information sheet attached.

The delivery of the Stock to any party hereto shall be by hand delivery or Federal Express or similar overnight courier or by U.S. Mail, postage prepaid, return receipt requested and copies of any correspondence delivered therewith may be delivered in any manner authorized herein.

10.2

Choice of Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the State of New York sitting in New York City or by a United States Court sitting in the Southern District of New York, exclusively. The parties agree that delivery or mailing of any process or other papers in the manner provided herein, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

10.3

Waiver.     No waiver of any of the obligations or provisions of this Escrow Agreement shall be enforceable against any of the parties unless such waiver is (a) executed by each of the parties hereto and (b) acknowledged in writing by Escrow Agent. Any waiver effected hereby shall not constitute a waiver of any other obligations or provisions of this Escrow Agreement.

10.4

Amendment.

This Escrow Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. No act, omission or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

10.5

Headings.

The headings contained in this Escrow Agreement are provided for convenience only and form no part of this Agreement and shall not affect the construction or interpretation of this Escrow Agreement.

10.6

Successors and Assigns.      This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective legal representatives, successors, heirs and assigns.

10.7.

Entire Agreement.  This Escrow Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to or contemporaneously with the date hereof in respect of the such subject matter expressly set forth herein.

10.8.

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

10.9.

Additional Terms & Conditions. Additional terms and conditions, if any, are attached as the Information Sheet hereto and form an integral part of this Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first above written.

ESCROW AGENT

/s/ Max Riederer

By:

Max Riederer

Its:

Manager

ADVISOR:

SELLER:

/s/ Rene Berlinger

/s/ Yan K. Skwara

By:

Kaper Holdings SA

By:

Yan K. Skwara

Its:

Corporate Director

Its:

CEO

By:

Rene Berlinger